UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) –January 30, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2008, the Company amended its outsourcing agreement with International Business Machines Corporation relating to the management of the Company’s information technology infrastructure. The amendment extended the term of the outsourcing agreement for an additional two years so that the agreement will be in effect until 2014 and reduced the projected payments from the Company per year by an estimated $7 million. Additionally, the amendment does not allow for the Company to invoke its right to terminate the agreement for convenience and without cause until after December 31, 2009. Finally, the amendment permits IBM to provide some services from locations outside the United States after obtaining the Company’s prior written consent. The amendment is effective as of January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Robert F. Cusumano
Robert F. Cusumano
General Counsel

DATE: February 5, 2008